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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-23767 on Form S-8/S-3, Registration Statement No. 33-39687, No. 33-50478 and No. 33-70538 on Form S-8 and Registration Statement No. 33-78510, No. 33-45975, No. 33-48020, No. 33-71854, No. 333-58535 and 333-32654 on Form S-3 of Ecogen
Inc. of our report dated January 28, 2000, on our audit of the financial statements of the BT Biopesticides Business of Mycogen Corporation, appearing in this current report on Form 8-K/A of Ecogen Inc. dated February 15, 2000.




DELOITTE & TOUCHE LLP
Indianapolis, Indiana

April 28, 2000